Exhibit 99.2

RESTRUCTURING SUPPORT AGREEMENT

This Restructuring Support Agreement (as amended, supplemented, or otherwise modified, and together with all exhibits hereto, the “Restructuring Agreement”), dated as of September 27, 2004, is entered into by and among (i) AMERICAN RESTAURANT GROUP, INC., a Delaware corporation (“ARG”), (ii) ARG ENTERPRISES, INC., a California corporation (“Enterprises”), and (iii) ARG PROPERTY MANAGEMENT CORPORATION, a California corporation (“Property Management”, and together with Enterprises and Property Management, the “Subsidiaries”, and the Subsidiaries, together with ARG, shall be referred to as the “Company”), and the undersigned holders (each, a “Secured Noteholder”, and collectively, the “Secured Noteholders”) of the 11 1/2% Series D Senior Secured Notes due 2006 (collectively, the “Secured Notes”) issued by ARG and unconditionally guaranteed by, among others, the Subsidiaries.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Second Supplemental Indenture, dated as of October 31, 2001, to Indenture, dated as of February 25, 1998 (as amended and supplemented to date, the “Indenture”), and related agreements (together with the Indenture, the “Existing Agreements”), ARG issued the Secured Notes, the current principal outstanding amount of which is $161,774,000, exclusive of accrued but unpaid interest;

WHEREAS, the Secured Noteholders have formed an ad hoc committee of holders of the Secured Notes (the “Noteholders Committee”) for the purpose of negotiating with the Company the terms of, among other things, a restructuring of the Company’s capital structure;

WHEREAS, the Company and the Secured Noteholders have engaged in good faith negotiations with the objective of reaching an agreement with regard to a financial restructuring of the Company;

WHEREAS, based upon those negotiations, the Company and the Secured Noteholders now desire to implement a financial restructuring of the Company (the “Financial Restructuring”) on the terms set forth in this Restructuring Agreement and in the term sheet attached hereto as Exhibit “A” (the “Term Sheet”);

WHEREAS, in order to implement the Financial Restructuring, the Company intends to (i) commence cases (collectively, the “Chapter 11 Cases”) under chapter 11 of Title 11 of the United States Code (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California, Los Angeles Division (the “Bankruptcy Court”), (ii) prepare and file in the Chapter 11 Cases a joint plan of reorganization (as amended, supplemented, or otherwise modified, the “Plan”) and accompanying disclosure statement (as amended, supplemented, or otherwise modified, the “Disclosure Statement”) for the purpose of implementing the Financial Restructuring in accordance with this Restructuring Agreement and the Term Sheet, and (iii) pursue Bankruptcy Court approval of the Disclosure Statement and confirmation and consummation of the Plan in accordance with the timetable provided herein; and

WHEREAS, each of the Secured Noteholders is prepared to commit to support the Financial Restructuring, including the proposed treatment of its claims (as defined in the Bankruptcy Code) in the principal amount of Secured Notes held by such Secured Noteholder (for each such Secured Noteholder, in the principal amount set forth below its name on its signature page to this Restructuring Agreement, plus accrued interest to the date on which the Chapter 11 Cases are commenced, the “Subject Claims”), subject to the terms and conditions of this Restructuring Agreement and the Term Sheet;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Secured Noteholders, intending to be legally bound, agree as follows:

1.             Forbearance.  During the period commencing on the date hereof and continuing so long as this Restructuring Agreement has not been terminated pursuant to Section 7 below, each Secured Noteholder agrees:  (a) to forbear from the exercise of any rights or remedies it may have under the Secured Notes, the Existing Agreements, or applicable law with respect to any default in existence or arising under the Secured Notes owned by such Secured Noteholder or the Existing Agreements; and (b) that in the event of any action by an Indenture Trustee to enforce rights and remedies triggered by a Default or an Event of Default under the Indenture, the Secured Noteholder will direct the Trustee to forbear from exercising such rights and remedies.

2.             Restriction on Transfer.  So long as this Restructuring Agreement has not been terminated in accordance with Section 7 hereof, each Secured Noteholder agrees that it shall not sell, transfer or assign any of the Subject Claims or any option thereon or any right or interest (voting or otherwise and including any participation interest) therein, unless (a) the transferee agrees in writing to be bound by all the terms of this Restructuring Agreement by executing a counterpart signature page of this Restructuring Agreement, and (b) the transferor provides the Company and counsel to the Noteholder Committee with a copy thereof.

3.             Preparation of Restructuring Documents.  The Company shall instruct its counsel promptly to deliver to the advisors for the Noteholders Committee drafts of the Plan, the Disclosure Statement and all other documents, instruments and agreements to be executed or implemented in connection therewith, or otherwise contemplated by, the Financial Restructuring, together with any and all material documents, instruments and agreements prepared in connection with Chapter 11 Cases, each of which documents, instruments and agreements shall be consistent in all material respects with this Restructuring Agreement and the Term Sheet (collectively, the “Restructuring Documents”).  Without limiting the generality of the foregoing, the Company shall coordinate with the advisors to the Noteholders Committee in preparing the Restructuring Documents, shall consult with the advisors to the Noteholders Committee with respect to the timing of filing of all Restructuring Documents, and shall afford counsel to the Noteholders Committee a reasonable opportunity to review and comment upon the Restructuring Documents prior to their filing.

4.             Company Covenants Regarding Timetable.  The Company agrees that it shall use its commercially reasonable best efforts to (a) commence the Chapter 11 Cases in the

Bankruptcy Court on or prior to September 28, 2004, (b) deliver to counsel for the Noteholders Committee drafts of all material applications and motions that the Company anticipates filing in connection with the commencement of the Chapter 11 Cases, in each case as much in advance of filing such applications and motions as is practicable, (c) deliver to the advisors for the Noteholders Committee a draft of the Plan and the Disclosure Statement on or prior to October 6, 2004, (d) file the Disclosure Statement and the Plan with the Bankruptcy Court on or prior to October 15, 2004, (e) obtain entry of an order by the Bankruptcy Court approving the Disclosure Statement relating to the Plan on or prior to December 15, 2004, (f) obtain entry of an order by the Bankruptcy Court confirming the Plan on or prior to January 20, 2005, and (g) cause the effective date of the Plan to occur on or prior to January 31, 2005.

5.             Voting.  Each Secured Noteholder agrees that, so long as this Restructuring Agreement has not been terminated in accordance with Section 7 hereof, and such Secured Noteholder has been properly solicited in accordance with the applicable requirements of the Bankruptcy Code and other applicable law, it shall vote the Subject Claims and equity securities to accept the Plan as soon as practicable following receipt of the Disclosure Statement in any solicitation of votes for any such Plan (but in no case later than any voting deadline stated therein) for the purpose of implementing the Financial Restructuring in accordance with this Restructuring Agreement and the Term Sheet.

6.             Additional Covenants.  Subject to the terms and conditions of this Restructuring Agreement, each Secured Noteholder covenants and agrees to take all commercially reasonable efforts necessary to support the successful consummation of the Financial Restructuring.  In addition, each Secured Noteholder covenants and agrees not to:  (a) take any action inconsistent with, or that would delay or prevent timely confirmation of, the Plan or consummation of the Financial Restructuring, including, but not limited to, the following actions (i) voting for, consenting to, supporting or participating in the formulation of any plan of reorganization or liquidation other than the Plan proposed or filed, or to be proposed or filed, in any chapter 11 case or chapter 7 case commenced in respect of the Company or any of the Subsidiaries, (ii) directly or indirectly seeking, soliciting, supporting or encouraging any plan other than the Plan, or any sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company or any of the Subsidiaries that reasonably could be expected to prevent, delay or impede the successful implementation of the Financial Restructuring as contemplated by the Plan and the Restructuring Documents, or (iii) objecting to the Disclosure Statement or the solicitation of consents to the Plan; and (b) provided the Noteholders Committee has approved or expressed its non-opposition, object to any “first day” motion or application filed by the Company, or any other motion or application filed by the Company in the Chapter 11 Cases, unless the requested relief would be inconsistent with this Restructuring Agreement; provided however, notwithstanding the foregoing or anything else in this Restructuring Agreement to the contrary, no Secured Noteholder shall be barred from objecting to (x) approval of any debtor-in-possession financing facility for which the Company seeks approval by the Bankruptcy Court, (y) approval of the Disclosure Statement if such Disclosure Statement contains a material misstatement or omission or fails to contain adequate information, or (z) confirmation of the Plan, or approval, execution or implementation of any Restructuring Document, if such Plan or Restructuring Document contains terms that are inconsistent with this Restructuring Agreement or the Term Sheet; and provided further, notwithstanding the foregoing or anything else in this Restructuring Agreement to the contrary, the Noteholders Committee shall not be barred from responding or objecting to any motion or application filed by the Company or any other party in the Chapter 11 Cases.  In addition, except as expressly provided herein, nothing herein is intended to, or does, in any manner, waive, limit, impair, or restrict the ability of any Secured Noteholder to protect and preserve all of its rights, remedies, and interests, including, without limitation, with respect to its Subject Claims or any other claims against the Company under the Existing Agreements, any interim or final order authorizing the Company to use cash collateral and provide adequate protection, applicable law or otherwise, or with respect to such Secured Noteholder’s full participation in the Chapter 11 Cases.

7.             Termination of Restructuring Agreement.  This Restructuring Agreement shall terminate automatically upon the occurrence of any Agreement Termination Event (as defined below), unless the occurrence of such Agreement Termination Event is waived in writing by Secured Noteholders holding not less than sixty seven percent (67%) of the aggregate principal amount of Secured Notes that constitute Subject Claims (the “Required Secured Noteholders”).  If any Agreement Termination Event occurs (and has not been so waived) at the time when permission of the Bankruptcy Court shall be required for the Secured Noteholders to change or withdraw (or cause to be changed or withdrawn) their votes to accept the Plan, the Company shall not oppose any attempt by any of the Secured Noteholders to change or withdraw (or cause to be changed or withdrawn) such votes at such time.  Upon the occurrence of an Agreement Termination Event (that has not been waived in accordance with the first sentence of this Section 7), each Secured Noteholder shall have all rights and remedies that are available to it under the Existing Agreements, applicable law or otherwise, including, without limitation, the right to take action on account of any then existing default under the Existing Agreements (subject to applicable bankruptcy law).  An “Agreement Termination Event” shall mean any of the following:

(a)           the Chapter 11 Cases are not commenced by September 28, 2004;

(b)           drafts of the Plan and Disclosure Statement are not delivered to the advisors for the Noteholder Committee by October 6, 2004;

(c)           the Plan and Disclosure Statement are not filed with the Bankruptcy Court by October 15, 2004;

(d)           the Bankruptcy Court fails to enter an order in the Chapter 11 Cases approving the Disclosure Statement with respect to the Plan by December 15, 2004;

(e)           the Plan or any of the Restructuring Documents as filed by the Company or approved in the Chapter 11 Cases contains any term that is inconsistent in any material respect with the Financial Restructuring contemplated by and provided for in this Restructuring Agreement and the Term Sheet, or has been modified, amended or replaced in any respect that makes it inconsistent in any material respect with this Restructuring Agreement and the Term Sheet; provided however, that the Company shall have a reasonable opportunity to cure any inconsistencies upon notice of same from a Secured Noteholder or the Noteholder Committee;

(f)            the Bankruptcy Court fails to enter an order in the Chapter 11 Cases confirming the Plan by January 20, 2005;

(g)           the Plan is not effective by its terms and substantially consummated by January 31, 2005;

(h)           the Company breaches any other material provision of this Restructuring Agreement, including, without limitation, ceasing to use its commercially reasonable best efforts to obtain approval of the Disclosure Statement and/or confirmation of the Plan;

(i)            any of the Chapter 11 Cases are either dismissed or converted to a case under chapter 7 of the Bankruptcy Code;

(j)            an examiner with expanded powers or a chapter 11 trustee is appointed in any of the Chapter 11 Cases;

(k)           the Company fails to comply in any material way with any covenants contained in this Restructuring Agreement or the Term Sheet;

(l)            the Plan and Disclosure Statement sets forth, or is predicated in any way upon, a range of total enterprise value ascribed to the Company (including the midpoint thereof) in excess of the range of total enterprise value ascribed to the Company (including the midpoint thereof) communicated by the Company’s financial advisors to the legal and financial advisors for the Noteholders Committee on September 3, 2004;

(m)          the Company (or its representatives) fails to confirm in writing by 8:00 a.m. (prevailing New York City time) on September 28, 2004 that it has caused to be transmitted a Form 8-K to the Securities and Exchange Commission with respect to the Term Sheet in a form provided by the Company to counsel to the Noteholders Committee;

(n)           the Company proposes, consents to, supports or participates in the formulation of any out-of-court restructuring, any chapter 7 or chapter 11 plan or any reorganization or liquidation or any other such similar reorganization or liquidation in respect of the Company (other than the Financial Restructuring);

(o)           the Bankruptcy Court shall enter an order granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code on any assets of the Company which have a value in excess of $5,000,000 in the aggregate; or

(p)           a material adverse change occurs to (i) the assets, liabilities, business operations, or business prospects of the Company and its Subsidiaries (other than changes directly connected to or directly arising out of the anticipated commencement of the Chapter 11 Cases), or (ii) the ability of the Company to perform its obligations.

8.             Good Faith Negotiation of Restructuring Documents; Other Securities.

(a)           The Company and each Secured Noteholder covenants and agrees to cooperate and negotiate in good faith the Restructuring Documents, including the pursuit and support of the Financial Restructuring, which the Company covenants will be consistent in all material respects with this Restructuring Agreement and the Term Sheet.  The Company covenants and agrees that all Restructuring Documents necessary or appropriate to facilitate the Financial Restructuring shall be satisfactory in form and substance to the Required Secured Noteholders.

(b)           Subject to the terms hereof, the Company and each Secured Noteholder shall take such action as may be reasonably necessary to carry out the purposes and intent of this Restructuring Agreement, including, without limitation, voting any other debt or equity securities of the Company (whether owned as of the date hereof or acquired hereafter) in favor of the Financial Restructuring (provided that no Secured Noteholder shall be required to incur any expense, liability or other obligation), and shall refrain from taking any action that would frustrate the purposes and intent of this Restructuring Agreement.

9.             Representations and Warranties.  The Company, on the one hand, and each of the Secured Noteholders, severally but not jointly, on the other, represents and warrants to the other that the following statements are true, correct and complete as of the date hereof:

(a)           Corporate Power and Authority.  It has all requisite power and authority to enter into this Restructuring Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Restructuring Agreement, including, (i) as to each Secured Noteholder, that as of the date hereof, it is the beneficial owner of, and/or the investment adviser or manager for the beneficial owners of (with the power to vote and dispose of), the Subject Claims;

(b)           Authorization.  The execution and delivery of this Restructuring Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part;

(c)           No Conflicts.  The execution, delivery and performance by it of this Restructuring Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or by-laws (or other similar governing documents) or those of any subsidiaries, or (ii) conflict with, result in a breach of or constitute (with due notice, lapse of time, or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party or under its certificate of incorporation or by-laws;

(d)           Governmental Consents.  The execution, delivery and performance by it of this Restructuring Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission and in connection with the commencement of the Chapter 11 Cases, the approval of the Disclosure Statement and confirmation of the Plan; and

(e)           Binding Obligation.  This Restructuring Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

10.           Further Acquisition of Securities.  This Restructuring Agreement shall in no way be construed to preclude any of the Secured Noteholders from acquiring additional Secured Notes.  However, any and all rights and claims obtained by a Secured Noteholder with respect to, on account of, or pursuant to any Secured Notes acquired after the date of this Restructuring Agreement shall automatically be deemed to be Subject Claims and to be subject to the terms of, and the obligations of such Secured Noteholder under, this Restructuring Agreement and the Term Sheet.

11.           Effectiveness; Amendments.  This Restructuring Agreement shall not become effective and binding on the parties hereto unless and until counterpart signature pages to this Restructuring Agreement have been executed and delivered by the Company and Secured Noteholders that hold in the aggregate at least sixty-seven percent (67%) of the aggregate of issued and outstanding Secured Notes.  Once effective, this Restructuring Agreement (including the Term Sheet) may not be modified, amended or supplemented except in writing signed by the Company and the Required Secured Noteholders; provided however, that any modification or amendment of this Section 11 shall require the written consent of all of the parties hereto.

12.           Disclosure of Individual Holdings.  Unless required by applicable law or regulation, the Company shall not disclose the holdings of Subject Claims of any of the Secured Noteholders without the prior written consent of such Secured Noteholder; provided however, if announcement or disclosure is so required by law or regulation, the Company shall afford the Secured Noteholders a reasonable opportunity to review and comment upon any such announcement or disclosure prior to the Company making such announcement or disclosure.  The foregoing shall not prohibit the Company from disclosing the approximate aggregate holdings of Secured Notes of all Secured Noteholders.

13.           Accredited Investors.  Each Secured Noteholder represents that (i) it is a sophisticated investor with respect to the transactions described herein with sufficient knowledge and experience in owning and investing in securities similar to the Secured Notes held by such Secured Noteholder to evaluate properly the transactions contemplated by this Restructuring Agreement and it has made its own analysis and decision to enter in this Restructuring

Agreement; and (ii) it is an “accredited investor” within the meaning of Section 2(15) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

14.           Impact of Appointment to Creditors Committee.  Notwithstanding anything herein to the contrary, in the event that any Secured Noteholder is appointed to and serves on a statutory committee of creditors in the Chapter 11 Cases, the terms of this Restructuring Agreement shall not be construed so as to limit such Secured Noteholder’s exercise, at its sole discretion, of its fiduciary duties to any person or entity arising from its service on such committee, and any such exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Restructuring Agreement; provided however, that the fact of such service on such statutory committee (i) shall not otherwise affect the continuing validity or enforceability of this Restructuring Agreement, and (ii) shall not modify or limit the obligations of such individual Secured Noteholder to support the Financial Restructuring, provided that no Agreement Termination Event  has occurred and this Restructuring Agreement remains in effect.  Nothing herein will limit or affect, or give rise to any liability on account of, the discharge of the fiduciary obligations described in this Section 14.

15.           No Impact on Fiduciary Duties of Officers and Directors.  Notwithstanding anything herein to the contrary, the terms of this Restructuring Agreement shall not be construed so as to limit the exercise by any officer or director of the Company, at his or her sole discretion, of his or her fiduciary duties to any person or entity arising from his or her status as an officer or director of the Company, and any such exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Restructuring Agreement by the Company.  Nothing herein will limit or affect, or give rise to any liability on account of, the discharge of the fiduciary obligations described in this Section 15.

16.           Governing Law; Jurisdiction.  This Restructuring Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to any conflicts of law provision that would require the application of the law of any other jurisdiction.  By its execution and delivery of this Restructuring Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Restructuring Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the U.S. District Court for the Central District of California or, after the commencement of the Chapter 11 Cases, in the Bankruptcy Court.  By execution and delivery of this Restructuring Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding.  Notwithstanding the foregoing consent to jurisdiction, upon the commencement of the Chapter 11 Cases, each of the parties hereto hereby agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Restructuring Agreement.

17.           Notices.  All notices and consents hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service, messenger, or telecopy, or initially deposited in the mails, by certified or registered mail, postage prepaid return  receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following parties:

(a)           if to the Company, to:

American Restaurant Group, Inc.

4410 El Camino Real, Suite 201
Los Altos, California  94022
Attn:  Patrick J. Kelvie

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP
601 S. Figueroa St., 30th Floor
Los Angeles, California  90017
Attn: Robert J. Moore, Esq.

          Thomas R. Kreller, Esq.

(b)           if to any Secured Noteholder, to such Secured Noteholder at the address shown for such holder on the applicable signature page hereto, to the attention of the person who has signed this Restructuring Agreement on behalf of such holder, with a copy to:

Cadwalader, Wickersham & Taft LLP
100 Maiden Lane
New York, New York  10038
Attn: Gregory M. Petrick, Esq.
          Matthew M. Weber, Esq.

18.           Survival.  Notwithstanding the sale of its Subject Claims in accordance with Section 2 hereof or the termination of the Secured Noteholders’ obligations hereunder in accordance with Section 7 hereof, the Company’s obligations and agreements set forth in Sections 12, 20, 21 and 23 hereof shall survive such sale or termination and shall continue in full force and effect for the benefit of the Secured Noteholders (including any transferees thereof) signatory hereto in accordance with the terms hereof.

19.           Reservation of Rights.  This Restructuring Agreement and the Term Sheet are part of a proposed settlement of a dispute among the parties hereto.  Except as expressly provided in this Restructuring Agreement, nothing herein (a) is intended to, or does, in any manner waive, limit, impair or restrict the ability of the Company, each Secured Noteholder and any trustee under the Existing Documents to protect and preserve its rights, remedies and interests, including without limitation, its claims against the other, (b) shall be deemed an admission of any kind, and (c) effects a modification of the rights of the Company and the Secured Noteholders or any trustee under the Existing Documents, unless and until the Plan is confirmed and the Financial Restructuring becomes effective.  If the transactions contemplated herein are not consummated, or if this Restructuring Agreement is terminated for any reason, the parties hereto fully reserve any and all of their rights and remedies.  Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Restructuring Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

20.           Indemnification.  Each of ARG, Enterprises and Property Management jointly and severally agree to indemnify and hold harmless each Secured Noteholder, each beneficial owner of the Notes and each of their respective officers, directors, members, partners, employees, agents and advisors (including, without limitation, the legal and financial advisors to the Noteholders Committee) and each of their respective successors and assigns from and against all claims, suits, actions, liabilities, and judgments and costs related thereto (including defense costs associated therewith on an as-incurred basis) arising under or in connection with this Restructuring Agreement or the transactions contemplated hereby or by the Restructuring Documents or any act or failure to act taken in contemplation, furtherance or connection herewith, except if such claim or liability is determined by a competent court in a final, non-appealable decision to have arisen solely to the extent of such Secured Noteholder’s willful misconduct or gross negligence.

21.           Fees and Expenses.  The Company shall pay in full the fees and expenses set forth in the sections of the Term Sheet entitled “Adequate Protection” and “Restructuring Expenses”, respectively.

22.           Representation by Counsel.  Each party hereto acknowledges that it has been represented by counsel in connection with this Restructuring Agreement and the transactions contemplated by this Restructuring Agreement.  Accordingly, any rule of law or any legal decision that would provide any party hereto with a defense to the enforcement of the terms of this Restructuring Agreement against such party based upon lack of legal counsel, shall have no application and is expressly waived.

23.           Specific Performance.  It is understood and agreed by the Company and each Secured Noteholder that money damages would not be a sufficient remedy for any breach of this Restructuring Agreement by any party and each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including an order of the Bankruptcy Court requiring any party to comply promptly with any of its obligations hereunder.

24.           Consideration.  It is hereby acknowledged by the parties hereto that, other than the Company’s agreements, covenants, representations and warranties, as more particularly set forth herein and in the Term Sheet, no consideration shall be due or paid to the Secured Noteholders for their agreement to vote the Subject Claims to accept the Plan in accordance with the terms and conditions of this Restructuring Agreement.

25.           Acknowledgment.  This Restructuring Agreement is not and shall not be deemed to be a solicitation for the tender or exchange of the Secured Notes, a solicitation for waivers to the Existing Agreements, or a solicitation for consents to the Plan.  The acceptance of the Secured Noteholders will not be solicited until such parties have received the Disclosure Statement and related ballots, in each case as approved by the Bankruptcy Court.

26.           Headings.  The headings of the paragraphs and subparagraphs of this Restructuring Agreement are inserted for convenience only and shall not affect the interpretation hereof.

27.           Inconsistency.  In the event of any inconsistency between this Restructuring Agreement and the Term Sheet, the terms of the Term Sheet shall govern and control.

28.           Successors and Assigns.  This Restructuring Agreement is intended to bind and inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and representatives.

29.           Several, Not Joint, Obligations.  The agreements, representations and obligations of the Secured Noteholders under this Restructuring Agreement and the Term Sheet are, in all respects, several and not joint.

30.           Severability.  The invalidity or unenforceability at any time of any provision hereof shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof.

31.           Prior Negotiations; Entire Agreement.  This Restructuring Agreement constitutes the entire agreement and supersedes all prior negotiations with respect to the subject matter hereof.

32.           Counterparts.  This Restructuring Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Restructuring Agreement.  A signature transmitted by facsimile shall be effective as delivery of a manually executed counterpart thereof, and shall be deemed an original signature for purposes of this Restructuring Agreement.  Any holder of the Secured Notes may become party to this Restructuring Agreement on or after the date of this Restructuring Agreement by executing a signature page to this Restructuring Agreement.

33.           No Third-Party Beneficiaries.  Unless expressly stated herein, this Restructuring Agreement shall be solely for the benefit of the parties hereto, and no other person or entity shall be a third party beneficiary hereof.

34.           Additional Secured Noteholders.  Notwithstanding anything herein to the contrary, subsequent to the effectiveness of this Restructuring Agreement, one or more holders of the Secured Notes who are not signatories hereto (and who are not transferees of any Secured Notes held by any of the signatories hereto) may, with the consent of the Required Secured Holders and the Company, execute a counterpart signature page to this Restructuring Agreement and become bound by the terms and conditions of this Restructuring Agreement from and after the execution of such signature page.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Restructuring Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

THE COMPANY

AMERICAN RESTAURANT GROUP, INC.

By:
Name: Patrick J. Kelvie
Title: Vice President

ARG ENTERPRISES, INC.

By:
Name: Patrick J. Kelvie
Title: Vice President

ARG PROPERTY MANAGEMENT CORPORATION

By:
Name: Patrick J. Kelvie
Title: Vice President

SECURED NOTEHOLDER:

Name of Secured Noteholder:

By:

Name:

Title:

Address:

Fax:

Principal Amount of Secured Notes as of date hereof: $

Number of shares of common stock in ARG as of the date hereof:

EXHIBIT “A” TO THE RESTRUCTURING SUPPORT AGREEMENT

American Restaurant Group, Inc.

Restructuring Term Sheet

September 27, 2004

The terms and conditions described herein are part of a comprehensive compromise, each element of which is consideration for the other elements and an integral aspect of the proposed restructuring.  This term sheet does not constitute an offer or a legally binding obligation of the Company (as defined below), the Secured Noteholders (as defined below) or any other party in interest, nor does it constitute an offer of securities or a solicitation of the acceptance or rejection of a chapter 11 plan for the Company.  This term sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions and is entitled to protection from any use or disclosure to any party or person pursuant to Federal Rule of Evidence 408 and any other rule of similar import.

Until publicly disclosed by the Company, this term sheet and the information contained herein is strictly confidential and may not be shared with any other person without the prior consent of the Company or otherwise pursuant to the terms of the existing confidentiality agreement between the Company and the recipient of this term sheet.

Company:

American Restaurant Group, Inc. (“ARG”, and, as reorganized, “Reorganized ARG”) and certain of its subsidiaries including ARG Enterprises, Inc. (“Enterprises”), ARG Property Management Corporation (“Property Management”, and together with ARG and Enterprises, the “Company” and, as reorganized, the “Reorganized Company”).

Secured Noteholders:

The entities that beneficially own, or act as advisor to managed accounts that beneficially own, the 11 1/2% Senior Secured Notes issued by ARG and guaranteed by, among others, Enterprises and Property Management and having a currently outstanding principal face amount of $161,774,000 (collectively, the “Secured Notes”) signatory to the Restructuring Agreement (as defined below) and any of their successors who become bound by the Restructuring Agreement (as defined below) shall be referred to herein as the “Secured Noteholders”.  In the aggregate, the Secured Noteholders beneficially own, or act as advisor to managed accounts that beneficially own, in excess of 67% of the outstanding principal amount of the Secured Notes.

For purposes of this term sheet, “Required Secured Noteholders” shall mean Secured Noteholders holding Secured Notes having an aggregate principal amount of at least 67% of the Secured Notes held by all of the Secured Noteholders in the aggregate.

Restructuring Transaction:

Subject to the terms of this term sheet and of the Restructuring Agreement, the Company shall restructure its capital structure (the “Financial Restructuring”) through an exchange of all of the outstanding Secured Notes for shares of new common stock in Reorganized ARG (the “New Common Stock”) on the terms and conditions set forth below, and take certain other actions as set forth in the Restructuring Agreement.  The Financial Restructuring will be accomplished through a pre-negotiated joint plan of reorganization (as amended, supplemented, or otherwise modified, the “Plan”) filed in cases commenced by the Company under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”), the material terms and conditions of which will be set forth in this term sheet and in a restructuring support agreement executed by the Company and the Secured Noteholders (as amended, supplemented, or otherwise modified, the “Restructuring Agreement”).

Treatment of Claims
and Interests

Administrative,
Priority Tax, and
other Priority Claims:

On or as soon as practicable after the effective date of the Plan (the “Effective Date”), each holder of an administrative, priority tax or other priority claim shall receive cash equal to the full amount of its claim or otherwise be left unimpaired, unless otherwise agreed to by such holder.

Pre-Petition
Secured Loans:

All outstanding amounts due and owing (provided that the principal amount outstanding on the date of commencement of the Chapter 11 Cases does not exceed $17,500,000), including post-petition interest, under that certain loan agreement dated as of December 17, 2001, by and between Wells Fargo Foothill, Inc. (“WFF”) and ARG, Enterprises, and Property Management, among others (the “Prepetition Facility”), shall be paid or refinanced in full by

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either the DIP Facility (as defined below) or the Exit Facility (as defined below).

All outstanding amounts due and owing (provided that the principal amount outstanding on the date of commencement of the Chapter 11 Cases does not exceed $5,000,000), including post-petition interest, under that certain loan agreement dated as of October 31, 2003, by and among TCW Shared Opportunity Fund III, L.P. and ARG, Enterprises and Property Management (the “TCW Facility”) shall be paid in full in cash on the effective date of the Plan (the “Effective Date”).

Other Secured Claims:	Any other classes of secured claims (other than claims arising under the Secured Notes), shall not be impaired.

Secured Notes:

In exchange for their existing claims against the Company (inclusive of principal and interest accrued through the petition date of the Chapter 11 Cases), each holder of the Secured Notes shall receive, on the Effective Date:

(a) with respect to that portion of the Secured Notes that is secured:

(i)

a pro rata share of 100% of the New Common Stock, less the GUC Allocated New Common Stock (as defined below) (the “Noteholder Allocated New Common Stock”), subject to dilution for the Management Options (as defined below); and

(ii) a pro rata share of $1,000,000 in cash (the “Noteholder Cash Consideration”); and

(b)

with respect to any unsecured deficiency claim with respect to the Secured Notes, the GUC Allocated New Common Stock, to be shared ratably with holders of general unsecured claims that elect to receive shares of New Common Stock, as described below.

If the Existing Equityholders (as defined below) vote as a class in favor of the Plan, then 2% of the New Common

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Stock, subject to dilution for the Management Options, and the Noteholder Cash Consideration, in each case that would otherwise be distributed to the holders of Secured Notes on account of their claims, shall be transferred pursuant to the Plan to Existing Equityholders, as set forth below.

If the Existing Equityholders (as defined below) vote as a class to reject the Plan, then the Noteholder Cash Consideration, which would otherwise be distributed to the holders of Secured Notes on account of their claims, shall be payable to executive management of ARG on the Effective Date (with specific allocations to be set forth in the Disclosure Statement).

General
Unsecured Claims:

In exchange for its existing general unsecured claims against ARG, Enterprises, and/or Property Management, each general unsecured creditor (including holders of Secured Notes on account of any unsecured deficiency claims they may hold), may elect to receive either the “Equity Consideration” or the “Cash Consideration”, each as described below.

The Equity Consideration shall consist of a pro rata share of 20% of the New Common Stock (or such other amount as the Bankruptcy Court (as defined below) may order in connection with confirmation of the Plan), in all cases subject to dilution for the Management Options (the “GUC Allocated New Common Stock”).

The Cash Consideration shall consist of payment of an amount equal to 12% of the allowed amount of such creditor’s allowed claim (the “Cash Claim Amount”), payable in the following installments:  (i) 4% of the allowed amount of such creditor’s claim on the Effective Date; (ii) 4% of the allowed amount of such creditor’s claim on the first anniversary of the Effective Date; and (iii) 4% of the allowed amount of such creditor’s claim on the second anniversary of the Effective Date (subject to the condition that the total amount of cash to be distributed to creditors that elect to receive the Cash Consideration does not exceed an aggregate amount that is mutually acceptable to the Company and the Required Secured Noteholders (the “Maximum Cash Amount”).

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With respect to the Cash Consideration:  (a) each Secured Noteholder agrees to waive its respective right to elect to receive the Cash Consideration under the Plan; and (b) if the total amount of cash to be distributed to creditors that elect to receive the Cash Consideration exceeds the Maximum Cash Amount, then each creditor that elects to receive the Cash Consideration shall receive its pro rata share of the Maximum Cash Amount (based upon its Cash Claim Amount), with any remaining distributions due to such creditor being satisfied through the distribution to such creditor of shares of GUC Allocated New Common Stock having a value equal to the amount of such remaining distributions.

General unsecured creditors shall not be entitled to “split” their claims between the Equity Consideration and the Cash Consideration.  Any general unsecured creditor who elects both the Equity Consideration and the Cash Consideration will be deemed to have elected the Equity Consideration.

Any deficiency claims of the holders of the Secured Notes shall be classified in the same class as other general unsecured claims of ARG, Enterprises and Property Management, respectively.

It shall be a condition precedent to the effectiveness of the Plan that the aggregate amount of general unsecured claims (including “convenience class” claims described below, but excluding the deficiency claims of the holders of the Secured Notes) entitled to distributions under the Plan shall not exceed an aggregate amount of $25,000,000 (or such other amount that is agreed upon by the Company and the Required Secured Noteholders).

Convenience Claims:

ARG, Enterprises and Property Management, respectively, will designate a “convenience class” of general unsecured claims consisting of all general unsecured claims of $5,000 or less, including general unsecured claims that the holder thereof agrees to reduce to $5,000, that will receive a cash payment under the Plan equal to 100% of the allowed amount of each such claim, provided that on such “convenience class” claims do not exceed an aggregate amount that is mutually acceptable to the Company and the Required Secured Noteholders.

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Treatment of
Existing Equity:

In exchange for all outstanding equity interests in ARG, the holders of existing equity interests of ARG (collectively, the “Existing Equityholders”) shall not be entitled to any recovery under the Plan; provided however, if the Existing Equityholders vote as a class to accept the Plan, then each Existing Equityholder shall receive, from the consideration otherwise due to the holders of Secured Notes on account of their secured claims, a pro rata portion of (a) 2% of the New Common Stock, subject to dilution for the Management Options, and (b) the Noteholder Cash Consideration, unless a statutory committee of Existing Equityholders is appointed in any of the Chapter 11 Cases (an “Equity Committee”), in which instance there shall be no recovery for the Existing Equityholders.  The Plan shall acknowledge that the current equity value is zero and that the Existing Equityholders are not receiving any distribution under the Plan on account of their equity.

If an Equity Committee is appointed in the Chapter 11 Cases or the Existing Equityholders vote as a class to reject the Plan, then (a) no Existing Equityholder shall receive any distribution or retain any property on account of its equity interests, and (b) the Noteholder Cash Consideration shall be payable to executive management of ARG on the Effective Date (with allocations among members of executive management to be set forth in the Disclosure Statement).

All outstanding equity interests in Enterprises and Property Management shall be reinstated.

Settlement:

All distributions to be made pursuant to the Financial Restructuring will be in full satisfaction of, and represent a settlement of, all disputes, claims, and interests of and between the parties receiving such distributions, including, without limitation, any litigation claims, whether known or unknown, arising between or among such parties.  Releases provided to officers and directors shall not include any individual contractual obligations they may owe to the Company.

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Other Features of the
Financial Restructuring:

Critical Vendors:

The Company will designate “critical vendors” and seek payment of claims held by such critical vendors, provided that to the extent such payments exceed $1,000,000 in the aggregate, such payments do not exceed an aggregate amount that is mutually acceptable to the Company and the Required Secured Noteholders.

DIP Facility:

The terms and conditions of a debtor-in-possession facility (consisting of a revolving working capital facility including a letter-of-credit facility) (the “DIP Facility”), shall be in an amount and on terms and conditions reasonably satisfactory to the Required Secured Noteholders.

Exit Facility:

The terms and conditions of an exit facility (consisting of a revolving working capital facility including a letter-of-credit facility) (the “Exit Facility”), shall be in an amount and on terms and conditions reasonably satisfactory to the Required Secured Noteholders.

Adequate Protection:

The Company shall seek, as part of its first day motions and applications, an order:  (a) authorizing the use of cash collateral, pursuant to section 363 of the Bankruptcy Code, through the earlier of (i) January 31, 2005, or (ii) the Effective Date; and (b) granting adequate protection for the Secured Notes, in each case in form and substance satisfactory to the Required Secured Noteholders.  Pursuant to any such order, the Company shall, among other things:  (a) acknowledge and agree that the amount of the Secured Notes (inclusive of accrued but unpaid interest through the date of commencement of the Chapter 11 Cases) is $179,109,449.07, and that such amount is due and owing in respect of the Secured Notes and is not subject to any offsets, defenses or counterclaims of any kind or nature; (b) provide a full release to each of the holders of the Secured Notes, including each of their respective representatives and the Noteholder Advisors and the indenture trustee and its respective representatives; (c) grant a superpriority claim in favor of the holders of the Secured Notes as contemplated by section 507(b) of the Bankruptcy Code immediately junior to the claims under section 364(c)(1) of the Bankruptcy Code held by the lenders under the DIP Facility, the Prepetition Facility (if

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applicable), and the TCW Facility (without the requirement to file any motion or pleading or to make any demand); (d) grant a lien on the assets of the Company to be encumbered in favor of the holders of the Secured Notes, which adequate protection lien shall have a priority immediately junior to the liens to be granted in favor of the lenders under the DIP Facility, the Prepetition Facility (if applicable), and the TCW Facility; (e) deliver all financial statements, reports and certificates required to be delivered to the lenders under Section 6.3 of the agreement governing the DIP Facility concurrently to the Noteholder Advisors; and (f) provide for the payment on a current basis of the reasonable fees and out-of-pocket expenses of the Noteholder Advisors, subject only to approval by the bankruptcy court having jurisdiction over the Chapter 11 Cases (the “Bankruptcy Court”) of the adequate protection described in this clause (f).

Key Employee
Retention Program:

The Secured Noteholders shall consent to the Key Employee Retention Plan  implemented by the Company on August 13, 2004 (the “KERP”); provided however, that the severance payable to all Tier 1 employees under the KERP shall be reduced to 100% of each such employee’s annual compensation as set forth in the KERP.

Non-KERP
Bonuses to Executive
Management:

Other than pursuant to the KERP, the Company shall not pay any bonuses of any kind to members of executive management of the Company prior to or during the Chapter 11 Cases, unless otherwise agreed to in advance in writing by the Required Secured Noteholders.

Management
Incentive Plan:

Upon the Effective Date, a management incentive plan shall be implemented to provide designated members of executive management of the Reorganized Company with the opportunity to acquire up to 10% of the New Common Stock, on a fully diluted basis (the “Management Incentive Plan”).  The Management Incentive Plan shall permit the issuance of options (the “Management Options”) for 5% of the New Common Stock at strike prices equal to the midpoint of the range of total enterprise value ascribed to the Reorganized Company in the Plan, and shall vest as follows:  (a) 20% on the thirtieth day following the

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Effective Date; and (b) 20% on each anniversary thereafter (through the fourth anniversary of the date of the initial date of grant).  The Management Incentive Plan shall also permit the grant, at the discretion of the New Board (as defined below), of additional Management Options, representing up to an additional 5% of the New Common Stock, at strike prices and vesting schedules to be determined by the New Board.  The New Board shall implement the Management Incentive Plan and make decisions with respect to the allocation of Management Options and other determinations related to the administration of the Management Incentive Plan.

Corporate Governance:

The board of directors of Reorganized ARG (the “New Board”) shall consist of five members, comprised as follows:  (i) four members shall be designated by the Secured Noteholders in proportion to their respective ownership of the Secured Notes; and (ii) the remaining member shall be the chief executive officer of Reorganized ARG.

Additional Funding
for Capital Expenditures:	Any debt incurred for capital expenditures prior to the Effective Date shall be in amounts and on terms mutually acceptable to the Company and the Required Secured Noteholders.
Section 1145(a)
Exemption:

The securities to be issued pursuant to the Plan shall, to the extent possible, be issued so as to qualify for the exemption from registration available under section 1145(a) of the Bankruptcy Code.  Future determinations regarding the registration and listing of the New Common Stock or any other securities issued by Reorganized ARG shall be made by the New Board in due course.

Restructuring Expenses:

The Plan shall provide that, on the Effective Date, the Company shall pay in cash the reasonable fees and out-of-pocket expenses of (a) Cadwalader, Wickersham & Taft LLP and Imperial Capital, LLC, the legal counsel and financial advisor to the Secured Noteholders, respectively (together, the “Noteholder Advisors”) (to the extent not paid pursuant to any order granting adequate protection to the holders of the Secured Notes in the Chapter 11 Cases), and (b) the indenture trustee for the Secured Notes and the indenture trustee’s counsel.

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Retention of
Marketing Consultant:

The Company shall retain a marketing consultant selected by the Secured Noteholders on terms and conditions mutually acceptable to the Company and the Secured Noteholders.  The Company shall file a motion to approve the retention of such marketing consultant with the Bankruptcy Court within 10 business days after the later of (a) commencement of the Chapter 11 Cases, or (b) execution of an engagement letter with such marketing consultant on terms and conditions reasonably satisfactory to the Company.

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